EXHIBIT 24.02

EL PASO ELECTRIC COMPANY

CERTIFICATE OF RESOLUTION

I, Guillermo Silva, Jr., Corporate Secretary of El Paso Electric Company, a Texas corporation (the “Company”), do hereby certify that attached hereto is a true, correct and complete copy of the resolution authorizing signatures pursuant to a Power of Attorney for the 2010 Form 10-K, duly adopted by the Board of Directors of the Company at a meeting of said Board duly convened and held on February 3, 2011.

IN WITNESS WHEREOF, I have set my hand and have affixed the seal of the Company on this 28th day of February 2011.

/s/ GUILLERMO SILVA, JR.
Guillermo Silva, Jr.
Corporate Secretary

(Corporate Seal)

EXHIBIT 24.02

EL PASO ELECTRIC COMPANY

RESOLUTION OF THE BOARD OF DIRECTORS

February 3, 2011

RESOLVED, that David W. Stevens, David G. Carpenter, Mary E. Kipp, and Gary D. Sanders are hereby duly appointed the Company’s, and its Officers’ and Directors’, true and lawful attorneys-in-fact and agents, for its place and stead, in any and all capacities, with full power to act alone, to sign the Company’s Annual Report on the 2010 Form 10-K, and in any and all amendments thereto, and to file such 2010 Form 10-K and each such amendment, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto each of the said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.